NEWS RELEASE

Arlo Reports Fourth Quarter 2019 and Full Year 2019 Results

Added More Than $100 million to Cash and Equivalents in the Quarter, Ending Year at $256.7 million
Closed the Verisure Partnership to Drive Growth in Europe
Restructuring on Track to Deliver More than $25 Million in Cost Savings
59.7% Paid Account Growth Year over Year

SAN JOSE, California - February 24, 2020 - Arlo Technologies, Inc. (NYSE: ARLO), a global network connected camera company that delivers innovative internet connected products to consumers and businesses, today reported financial results for the fourth quarter and year ended December 31, 2019.

Financial Highlights (1)

•	Fourth quarter revenue of $122.4 million, an increase of 0.2% year over year.

•	Fourth quarter GAAP gross margin of 11.2%; non-GAAP gross margin of 12.2%.

•	Fourth quarter GAAP net income per diluted share of $0.26, non-GAAP net loss per diluted share of $(0.26).

•	2019 revenue of $370.0 million.

•	2019 GAAP gross margin of 9.7%; non-GAAP gross margin of 10.6%.

•	2019 GAAP net loss per diluted share of $(1.14), non-GAAP net loss per diluted share of $(1.42).

“Arlo finished 2019 with strong execution in the market, meeting or beating our guidance, while delivering on our strategic and operational initiatives to position us to make greater strides in 2020. We closed on our strategic partnership with Verisure, securing future revenue growth and channel expansion opportunities while improving our liquidity and our path to profitability,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “While the Pro 3 and video doorbell hit retailers in Q4 to instant acclaim, we continued our innovation and expanded our leading product portfolio with the addition of the Floodlight Camera, the first wire-free integrated floodlight camera in the market, and launched Arlo SmartCloud, a SaaS version of our Arlo Smart service platform. Combined with our restructuring plan to drive efficiencies, we have positioned Arlo well for 2020 with greatly improved liquidity and a slate of award winning, best-in-class products.”

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except percentage and per share data)
Revenue	$122,413	$106,116	$122,158	$370,007	$464,918
GAAP Gross Margin	11.2%	9.9%	4.1%	9.7%	19.8%
Non-GAAP Gross Margin	12.2%	10.7%	4.6%	10.6%	20.4%
GAAP Net Income (Loss) per Diluted Share	$0.26	$(0.41)	$(0.53)	$(1.14)	$(1.12)
Non-GAAP Net Income (Loss) per Diluted Share	$(0.26)	$(0.32)	$(0.43)	$(1.42)	$(0.49)
_________________________
(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

Business Highlights

•	Full year service revenue of $46.8 million, for growth of 23.7% year over year.

•	59.7% year over year paid account growth in Q4.

•	40.9% year over year cumulative registered account growth in Q4.

•
Launched the Arlo SmartCloud, a SaaS version of our Arlo Smart service platform. This robust offering delivers reliable and scalable security cloud services to any company, community, or smart city, making Arlo the ideal choice for those looking to bring intelligent subscription services to their customers.

•
Announced our all-new Arlo Floodlight Camera, the first wire-free integrated floodlight camera on the market, featuring powerful LEDs, an integrated 2K HDR camera, 160-degree field of view, two-way audio, custom lighting configurations, a rechargeable battery, and a built-in siren. The Floodlight Camera is paired with a three month subscription to Arlo Smart.

•	Announced our Privacy Pledge, reaffirming our commitment to our users’ right to privacy and control of their personal information, clearly differentiating Arlo from others in our industry.

•
Arlo products garnered numerous awards at CES, including the CES 2020 Innovation Award Honoree and Best of CES awards for our newly announced Floodlight Camera. Our Video Doorbell was awarded the CNET Editor’s Choice Award, and the Pro 3 camera also was named a CES 2020 Innovation Award Honoree and won numerous Editor’s Choice awards across CNET, PC Magazine, TechHive, Digital Trends, and Gotta Be Mobile.

•
Closed our strategic partnership with Verisure, a leading provider of professionally monitored security solutions. This partnership will provide cash, revenue, and diversification for Arlo on both a regional and channel basis. Verisure paid Arlo $50 million for Arlo's European commercial operations. Additionally, Verisure committed to purchase a minimum of $500 million cumulatively of Arlo products over the next five years to be distributed by Verisure and will also purchase associated Arlo cloud services.

First Quarter 2020 Business Outlook (2)

•	Revenue of $60.0 million to $70.0 million.

•	GAAP gross margin between 6.1% and 9.4%, and non-GAAP gross margin between 8.0% and 11.0%.

•	GAAP net loss per diluted share of $(0.44) to $(0.47), and non-GAAP net loss per diluted share of $(0.33) to $(0.36).

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three Months Ending March 29, 2020
	Revenue	Gross Margin Rate	Net Loss per Diluted Share
	(in millions, except percent and per share data)
GAAP	$60.0 - $70.0	6.1% - 9.4%	($0.44) - ($0.47)
Estimated adjustments for (2):
Stock-based compensation expense	—	1.2%	0.1
Strategic initiative expense	—	—	0.01
Amortization of intangibles	—	0.6%	—
Restructuring and other charges	—	—	—
Tax effects of non-GAAP adjustments	—	—	—
Non-GAAP	$60.0 - $70.0	8.0% - 11.0%	($0.33) - ($0.36)
_________________________
(2) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Full Year 2020 Business Outlook (3)

•	Revenue of $370.0 million to $400.0 million.

•	GAAP loss from operations between $(97.6 million) and $(107.6 million), and non-GAAP loss from operations between $(65.0 million) and $(75.0 million).
A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Year Ending December 31, 2020
	Revenue	Loss from Operations
	(in millions)
GAAP	$370.0 - $400.0	($97.6) - ($107.6)
Estimated adjustments for (3):
Stock-based compensation expense	—	30.1
Strategic initiative expense	—	0.9
Amortization of intangibles	—	1.5
Restructuring and other charges	—	0.1
Non-GAAP	$370.0 - $400.0	($65.0) - ($75.0)
_________________________
(3) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the fourth quarter of 2019 results and discuss management’s expectations for the first quarter of 2020 today, Monday, February 24, 2020 at 5:00 p.m. ET (2:00 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 6093615. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2019 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; plans to invest in product innovation; Arlo's future product offerings; and the quote from Arlo's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may incur additional costs and charges associated with the transactions contemplated by the Verisure partnership; the Company may not receive the minimum commitment amounts from Verisure; health epidemics and other outbreaks; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; the actions and financial health of the Company's customers; the anticipated financial capacity under Arlo's revolving credit line may not be available when expected, or at all; and the Company may not be able to carry out its restructuring plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2019, filed with the Securities and Exchange Commission on November 7, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, strategic initiative and transaction expenses, gain on sale of business, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–	the ability to make more meaningful period-to-period comparisons of our on-going operating results;

–	the ability to better identify trends in our underlying business and perform related trend analyses;

–	a better understanding of how management plans and measures our underlying business; and

–	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Strategic initiative and transaction expenses consist of legal fees associated with the strategic review of the Company and legal fees, accounting fees and other one-time costs incurred to complete the Verisure transaction. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Gain on sale of business represents gain from sale of the Company's commercial operations in Europe. We consider our operating results without this gain when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such gain when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding the gain is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$236,680	$151,290
Short-term investments	19,990	49,737
Accounts receivable, net	127,317	166,045
Inventories	68,624	124,791
Prepaid expenses and other current assets	16,958	23,611
Total current assets	469,569	515,474
Property and equipment, net	21,352	49,428
Operating lease right-of-use assets, net	31,300	—
Intangibles, net	1,306	2,823
Goodwill	11,038	15,638
Restricted cash	4,139	4,134
Other non-current assets	4,008	8,449
Total assets	$542,712	$595,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$111,650	$82,542
Deferred revenue	50,362	26,678
Accrued liabilities	127,400	172,036
Income tax payable	4,489	734
Total current liabilities	293,901	281,990
Non-current deferred revenue	15,736	23,313
Non-current operating lease liabilities	29,001	—
Non-current financing lease obligation	—	19,978
Non-current income taxes payable	92	22
Other non-current liabilities	606	1,141
Total liabilities	339,336	326,444
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 75,785,952 at December 31, 2019 and 74,247,250 at December 31, 2018	76	74
Additional paid-in capital	334,821	315,277
Accumulated other comprehensive income	(2)	—
Accumulated deficit	(131,519)	(45,849)
Total stockholders’ equity	203,376	269,502
Total liabilities and stockholders’ equity	$542,712	$595,946

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except percentage and per share data)
Revenue:
Products	$109,883	$94,306	$111,435	$323,242	$427,113
Services	12,530	11,810	10,723	46,765	37,805
Total revenue	122,413	106,116	122,158	370,007	464,918
Cost of revenue:
Products	100,470	88,755	112,215	307,348	354,023
Services	8,237	6,858	4,962	26,855	18,820
Total cost of revenue	108,707	95,613	117,177	334,203	372,843
Gross profit	13,706	10,503	4,981	35,804	92,075
Gross margin	11.2%	9.9%	4.1%	9.7%	19.8%
Operating expenses:
Research and development	16,928	16,701	16,865	69,384	58,794
Sales and marketing	14,596	13,657	15,470	56,985	52,593
General and administrative	15,112	11,062	8,656	47,624	28,209
Separation expense	153	137	3,603	1,913	27,252
Gain on sale of business	(54,881)	—	—	(54,881)	—
Total operating expenses	(8,092)	41,557	44,594	121,025	166,848
Income (loss) from operations	21,798	(31,054)	(39,613)	(85,221)	(74,773)
Operating margin	17.8%	(29.3)%	(32.4)%	(23.0)%	(16.1)%
Interest income	567	596	736	2,737	1,239
Other income (expense), net	775	154	(254)	913	(1,177)
Income (loss) before income taxes	23,140	(30,304)	(39,131)	(81,571)	(74,711)
Provision for income taxes	3,525	286	(58)	4,380	772
Net income (loss)	$19,615	$(30,590)	$(39,073)	$(85,951)	$(75,483)
Net income (loss) per share:
Basic	$0.26	$(0.41)	$(0.53)	$(1.14)	$(1.12)
Diluted	$0.26	$(0.41)	$(0.53)	$(1.14)	$(1.12)
Weighted average shares used to compute net income (loss) per share:
Basic	75,805	75,337	74,247	75,074	67,231
Diluted	76,090	75,337	74,247	75,074	67,231

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31, 2019	December 31, 2018
	(In thousands)
Cash flows from operating activities:
Net loss	$(85,951)	$(75,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,681	5,307
Stock-based compensation	22,894	8,831
Provision for (release of) bad debts and inventory	(2,921)	6,739
Gain on sale of business	(54,881)	—
Deferred income taxes	(210)	(1,108)
Premium amortization / discount accretion on investments, net	(461)	(120)
Changes in assets and liabilities:
Accounts receivable, net	38,247	(118,778)
Inventories	53,604	(48,934)
Prepaid expenses and other assets	11,525	(16,592)
Accounts payable	28,791	87,307
Deferred revenue	22,567	11,253
Accrued and other liabilities	(34,714)	123,892
Net cash provided by (used in) operating activities	9,171	(17,686)
Cash flows from investing activities:
Purchases of property and equipment	(6,664)	(21,666)
Proceeds from sale of business	52,694	—
Purchases of short-term investments	(29,768)	(54,619)
Maturities of short-term investments	60,000	5,000
Net cash provided by (used in) used in investing activities	76,262	(71,285)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	—	173,395
Proceeds related to employee benefit plans	1,837	—
Restricted stock unit withholdings	(1,875)	—
Net investment from NETGEAR	—	70,892
Net cash provided by (used in) financing activities	(38)	244,287
Net increase (decrease) in cash and cash equivalents and restricted cash	85,395	155,316
Cash and cash equivalents and restricted cash, at beginning of period	155,424	108
Cash and cash equivalents and restricted cash, at end of period	$240,819	$155,424

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,086	$16,003
De-recognition of build-to-suit assets and liabilities	$(21,610)	$—
Estimated fair value of a facility under build-to-suit lease	$—	$28,357
Supplemental cash flow information:
Cash paid for income taxes	$960	$89

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except percentage data)
GAAP gross profit	$13,706	$10,503	$4,981	$35,804	$92,075
GAAP gross margin	11.2%	9.9%	4.1%	9.7%	19.8%
Stock-based compensation expense	727	467	272	2,013	1,191
Amortization of intangibles	373	381	382	1,517	1,526
Restructuring and other charges	69	—	—	69	—
Non-GAAP gross profit	$14,875	$11,351	$5,635	$39,403	$94,792
Non-GAAP gross margin	12.2%	10.7%	4.6%	10.6%	20.4%

GAAP research and development	$16,928	$16,701	$16,865	$69,384	$58,794
Stock-based compensation expense	(2,367)	(1,569)	(892)	(6,868)	(3,474)
Restructuring and other charges	(262)	—	—	(262)	—
Non-GAAP research and development	$14,299	$15,132	$15,973	$62,254	$55,320

GAAP sales and marketing	$14,596	$13,657	$15,470	$56,985	$52,593
Stock-based compensation expense	(1,137)	(791)	(753)	(3,859)	(2,961)
Restructuring and other charges	(198)	—	—	(198)	—
Non-GAAP sales and marketing	$13,261	$12,866	$14,717	$52,928	$49,632

GAAP general and administrative	$15,112	$11,062	$8,656	$47,624	$28,209
Stock-based compensation expense	(3,402)	(2,392)	(1,578)	(10,154)	(5,253)
Restructuring and other charges	(102)	—	—	(102)	(74)
Strategic initiative and transaction expenses	(1,868)	(502)	—	(2,370)	—
Activist shareholder response costs	—	—	—	(237)	—
Litigation reserves, net	(1,287)	(140)	—	(1,427)	—
Non-GAAP general and administrative	$8,453	$8,028	$7,078	$33,334	$22,882

GAAP total operating expenses	$(8,092)	$41,557	$44,594	$121,025	$166,848
Separation expense	(154)	(136)	(3,603)	(1,913)	(27,252)
Strategic initiative and transaction expenses	(1,868)	(502)	—	(2,370)	—
Stock-based compensation expense	(6,906)	(4,752)	(3,223)	(20,881)	(11,688)
Restructuring and other charges	(562)	—	—	(562)	(74)
Litigation reserves, net	(1,287)	(140)	—	(1,427)	—
Activist shareholder response costs	—	—	—	(237)	—
Gain on sale of business	54,881	—	—	54,881	—
Non-GAAP total operating expenses	$36,012	$36,027	$37,768	$148,516	$127,834

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except percentage and per share data)
GAAP operating income (loss)	$21,798	$(31,054)	$(39,613)	$(85,221)	$(74,773)
GAAP operating margin	17.8%	(29.3)%	(32.4)%	(23.0)%	(16.1)%
Separation expense	154	136	3,603	1,913	27,252
Strategic initiative and transaction expenses	1,868	502	—	2,370	—
Stock-based compensation expense	7,633	5,219	3,495	22,894	12,879
Amortization of intangibles	373	381	382	1,517	1,526
Restructuring and other charges	631	—	—	631	74
Litigation reserves, net	1,287	140	—	1,427	—
Activist shareholder response costs	—	—	—	237	—
Gain on sale of business	(54,881)	—	—	(54,881)	—
Non-GAAP operating loss	$(21,137)	$(24,676)	$(32,133)	$(109,113)	$(33,042)
Non-GAAP operating margin	(17.3)%	(23.3)%	(26.3)%	(29.5)%	(7.1)%

GAAP provision for (benefit from) income taxes	$3,525	$286	$(58)	$4,380	$772
GAAP income tax rate	15.2%	(0.9)%	0.1%	(5.4)%	(1.0)%
Tax effects	3,241	(46)	200	3,337	423
Non-GAAP provision for (benefit from) income taxes	$284	$332	$(258)	$1,043	$349
Non-GAAP income tax rate	(1.4)%	(1.4)%	—%	(1.0)%	(1.1)%

GAAP net income (loss)	$19,615	$(30,590)	$(39,073)	$(85,951)	$(75,483)
Separation expense	154	136	3,603	1,913	27,252
Strategic initiative and transaction expenses	1,868	502	—	2,370	—
Stock-based compensation expense	7,633	5,219	3,495	22,894	12,879
Amortization of intangibles	373	381	382	1,517	1,526
Restructuring and other charges	631	—	—	631	74
Litigation reserves, net	1,287	140	—	1,427	—
Activist shareholder response costs	—	—	—	237	—
Gain on sale of business	(54,881)	—	—	(54,881)	—
Tax effects	3,241	(46)	200	3,337	423
Non-GAAP net loss	$(20,079)	$(24,258)	$(31,393)	$(106,506)	$(33,329)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except percentage and per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.26	$(0.41)	$(0.53)	$(1.14)	$(1.12)
Separation expense	—	—	0.05	0.02	0.41
Strategic initiative and transaction expenses	0.02	0.01	—	0.03	—
Stock-based compensation expense	0.10	0.07	0.05	0.31	0.19
Amortization of intangibles	—	0.01	—	0.02	0.02
Restructuring and other charges	0.01	—	—	0.01	—
Litigation reserves, net	0.02	—	—	0.02	—
Activist shareholder response costs	—	—	—	—	—
Gain on sale of business	(0.72)	—	—	(0.72)	—
Tax effects	0.05	—	—	0.04	0.01
Non-GAAP net loss per diluted share	$(0.26)	$(0.32)	$(0.43)	$(1.42)	$(0.49)

Shares used in computing GAAP net income (loss) per diluted share	76,090	75,337	74,247	75,074	67,231
Shares used in computing non-GAAP net income (loss) per diluted share	76,090	75,337	74,247	75,074	67,231

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	December 31, 2019	September 29, 2019	June 30, 2019	March 31, 2019		December 31, 2018
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$256,670	$153,811	$137,927	$180,374		$201,027
Cash, cash equivalents and short-term investments per diluted share	$3.37	$2.04	$1.85	$2.42		$2.71

Accounts receivable, net	$127,317	$99,698	$79,707	$71,566		$166,045
Days sales outstanding	97	85	87	111		125

Inventories	$68,624	$74,117	$97,222	$131,227		$124,791
Ending inventory turns	5.9	4.8	2.8	1.5		3.6

Weeks of channel inventory:
U.S. retail channel	6.3	13.3	10.1	14.5		8.1
U.S. distribution channel	8.0	3.3	8.9	8.9		10.9
APAC distribution channel	3.6	4.3	5.1	6.7		6.0

Deferred revenue (current and non-current)	$66,098	$47,995	$47,464	$47,737		$49,991

Cumulative registered accounts (1)	4,015	3,691	3,397	3,126		2,850
Cumulative paid accounts (2)	230	211	187	162	*	144

Headcount	349	406	402	401		386
Non-GAAP diluted shares	76,090	75,337	74,729	74,409		74,247
_________________________

*	We factored in an adjustment to our Q1’19 paid account number and have subsequently revised the Q1’19 total to 162,000.

(1)
We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure S.a.r.l.. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)
Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure S.a.r.l..

REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2019		September 29, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	(in thousands, except percentage data)
Americas	$94,668	77%	$85,562	81%	$102,552	84%	$289,160	78%	$376,805	81%
EMEA	19,862	16%	13,002	12%	15,046	12%	57,232	15%	65,462	14%
APAC	7,883	7%	7,552	7%	4,560	4%	23,615	7%	22,651	5%
Total	$122,413	100%	$106,116	100%	$122,158	100%	$370,007	100%	$464,918	100%